UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

Renhuang Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	O-24512 (Commission File Number)	88-1273503 (I.R.S. Employer Identification No.)

No. 281, Taiping Road, Taiping District, Harbin, Heilongjiang Province, 150050 P. R. China (Address of principal executive offices) (zip code)

86-451-5762-0378 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

On December 5, 2006 Rotenberg & Co., LLP, our independent accountants previously engaged as the principal accountants to audit our financial statements, was dismissed due to the fact that Rotenberg is going to cease auditing Chinese entities and we have subsidiaries that do business in China.

Also effective on December 5, 2006, we engaged Schwartz Levitsky Feldman, LLP/SRL, as our independent certified public accountants. The decision to change accountants was approved by our Board of Directors.

Rotenberg & Co, LLP, audited our financial statements for our fiscal year ended April 30, 2006, and prior to our merger with Renhuang Pharmaceutical Company, Ltd., of the British Virgin Islands (“BVI” which is now our wholly-owned subsidiary), audited the financial statements of Harbin Renhuang Pharmaceutical Company, Ltd., of the Peoples Republic of China (“RPCL” a subsidiary of BVI) for the fiscal years ended October 31, 2005 and 2004. The audit report of Rotenberg & Co., LLP on both our and RPCL’s financial statements for the fiscal years stated above (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except our report was modified to include an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. During the Audit Period, and through December 5, 2006, there were no disagreements with Rotenberg & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of this disclosure to Rotenberg & Co., LLP and have requested that the former accountants furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree. A copy of the letter is attached hereto as Exhibit 16.1.

During the two most recent fiscal years, or any subsequent interim period prior to engaging Schwartz Levitsky Feldman, LLP, we nor anyone acting on our behalf consulted with Schwartz Levitsky Feldman, LLP/SRL regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on the company’s financial statements where either written or oral advice was provided that was an important factor considered by the company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with the company’s former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In conjunction with our merger with BVI, which is the subject of the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006, we changed our fiscal year end from April 30 to October 31. Our Board of Directors approved this change as of December 5, 2006. Due to this change we will be filing a transition report for the period May 1, 2006 to October 31, 2006 on a Form 10-K no later than January 29, 2007.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Item No.	Description

16.1	Letter dated December 5, 2006 from Rotenberg & Co., LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2006	Renhuang Pharmaceuticals, Inc.,
a Nevada corporation

/s/ Shaoming Li
	By:	Shaoming Li
	Its:	Chief Executive Officer